LMP Adjustable Rate Income fund


Sub-Item 77Q1 (b)


LEGG MASON PARTNERS ADJUSTABLE RATE INCOME FUND

Amendment No. 9 to
First Amended and Restated Master Trust Agreement


WHEREAS, Article VII, Section 7.3 of the First Amended and Restated Master Trust Agreement (together with any amendments thereto and designations thereunder, the "Declaration of Trust") of Legg Mason Partners Adjustable Rate Income Fund Barney Income Funds (the "Trust"), a Massachusetts business trust, provides that the Declaration of Trust may be amended ay any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment
Company Act of 1940, as amended, by an instrument in writing signed by a majority of the Trustees;WHEREAS, Article IV, Section 4.1 of the Declaration of Trust provides that the Trustees may establish and designate Sub-Trusts of the Trust and classes thereof;
WHEREAS, the Trustees determined that it was in the best interests of holders of Salomon Brothers Class A, Class B, Class C, Class O and Class Y shares (the "Salomon Brothers Classes") of the Sub-Trust of the Trust that, as of April 7, 2006, is designated as "Legg Mason Adjustable Rate Income Fund" (the "Fund") to convert automatically into the class of shares of the Fund that has been designated as "Smith Barney Class A shares";

WHEREAS, the above-referenced conversion occurred on April 21, 2006; WHEREAS, there are no longer any outstanding shares of the Salomon Brothers Classes of shares of the Fund;WHEREAS, the Trustees determined to rename the remaining classes of shares of the Sub-Trust designated as "Legg Mason Partners Adjustable Rate Income Fund"; and
NOW, THEREFORE, effective as of the date of filing of this Amendment, the first paragraph of Article IV, Section 4.2 of the Declaration of Trust is hereby amended to read, in pertinent part, as follows:
"Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts and classes, the Trustees hereby establish and designate the following Sub-Trust and classes thereof: "Legg Mason Partners Adjustable Rate Income
Fund" which shall consist of four classes of shares designated as Class A, Class B, Class C and Class Y shares. The Shares of such Sub-Trust and classes thereof and any shares of any further Sub-Trusts or classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:"

This Amendment shall become effective on April 21, 2006 at 5:00 p.m. EDT.


[signature page to follow]


IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Amendment as of the ____ day of April 2006.



Dwight B. Crane, as Trusteeand not individually
Paolo M. Cucchi, as Trusteeand not individually
Robert A. Frankel, as Trusteeand not individually
R. Jay Gerken, as Trusteeand not individually
Paul Hardin, as Trusteeand not individually
William R. Hutchinson, as Trusteeand not individually
George M. Pavia, as Trusteeand not individually




SB ADJUSTABLE RATE INCOME FUND


Amendment No. 8 to
First Amended and Restated Master Trust Agreement

The undersigned, constituting a majority of the Trustees of SB
Adjustable Rate Income Fund (the "Trust"), a Massachusetts business trust, acting pursuant to the Trust's First Amended and Restated Master Trust Agreement, as currently in effect (together with any amendments thereto and designations thereunder, the "Trust Document"), do hereby certify that, in accordance with the provisions of the Trust Document, the following amendments to the Trust Document have been duly adopted by the Trustees of the Trust:

1.	The name of the Trust is hereby changed from "SB Adjustable Rate
Income Fund" to "Legg Mason Partners Adjustable Rate Income Fund," and all references to the name of the Trust in the Trust Document are hereby accordingly amended.

2.	The name of the Sub-Trust currently designated as "SB Adjustable Rate
 Income Fund" is hereby changed to "Legg Mason Partners Adjustable Rate Income Fund," and all references to such Sub-Trust in the Trust Document are hereby amended accordingly:

This Amendment shall become effective on April 7, 2006 at 9:00 a.m. EDT.

[signature page to follow]


IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Amendment as of the ____ day of March 2006.




Dwight B. Crane, as Trusteeand not individually
Paolo M. Cucchi, as Trusteeand not individually
Robert A. Frankel, as Trusteeand not individually
R. Jay Gerken, as Trusteeand not individually
Paul Hardin, as Trusteeand not individually
William R. Hutchinson, as Trusteeand not individually
George M. Pavia, as Trusteeand not individually